UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Accuride Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a copy of a letter sent by Accuride Corporation to its stockholders on October 26, 2016.

October 26, 2016

To Our Stockholders:

The Board of Directors (the “Board”) of Accuride Corporation (the “Company”) has approved a Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC (as amended from time to time, the “Rights Agreement”).

As you know, the Company has entered into an Agreement and Plan of Merger Agreement, dated September 2, 2016 (the “Merger Agreement”) with Armor Parent Corp. and Armor Merger Sub Corp., pursuant to which the Company will be acquired by funds managed by Crestview Partners, a leading New York based private equity firm. The Rights Agreement is designed to ensure the full and fair opportunity for all stockholders to make an informed decision with respect to the transactions contemplated by the Merger Agreement, and to mitigate the risk that a stockholder or group of stockholders accumulates an ownership position that results in a transfer of actual or de facto control without paying an appropriate control premium.

In connection with the Rights Agreement, the Board declared a dividend of one right (collectively, the “Rights”) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) for each share of common stock of the Company (the “Common Stock”) outstanding on October 21, 2016. The Preferred Stock was originally created in connection with the Company’s rights agreement adopted in 2011 that expired on April 30, 2014. Initially, the Rights will not be exercisable and will not trade separately from the Common Stock. Under certain circumstances, stockholders will be able to exercise the Rights ten business days after a person or group of affiliated or associated persons acquires 20% or more of the Common Stock (including, without duplication, the number of shares that are synthetically owned pursuant to derivative securities, to the extent actual shares of Common Stock equivalent to the economic exposure created by the derivative security are directly or indirectly beneficially owned by a counterparty to the derivative security) or makes a tender offer to acquire 20% or more of the Common Stock. If a person or group acquires 20% or more of the Common Stock (we refer to any such person or group as an “Acquiring Person”), stockholders other than the Acquiring Person would be able to purchase either Common Stock or, in certain circumstances, the Acquiring Person’s stock, in each case, having a market value equal to twice the purchase price of the Right. The dividend and liquidation rights of the Preferred Stock are designed so that the value of the one one-hundredth interest in a share of Preferred Stock purchasable with each Right should approximate the value of one share of Common Stock. The Rights Agreement also includes a qualifying offer provision, which allows stockholders to demand a special meeting to consider redemption of the rights plan in response to a qualifying offer. The Rights will expire on the earlier of (i) the close of business on March 31, 2017 and (ii) immediately prior to the consummation of the Merger (as defined in the Merger Agreement), subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.

The Rights Agreement will not apply to any person who beneficially owns, together with such person’s respective affiliates and associates, 20% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement (we refer to any such person as an “Existing Holder”), unless an Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own 20% or more of the Common Stock then outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement.

These are some of the highlights of the Rights Agreement. More information is included in the attached summary of the Rights Agreement, which we urge you to read carefully.

No action by you is required or permitted at this time, and no money should be sent to the Company. The Rights will automatically attach to the shares of Common Stock you hold (whether certificated or uncertificated) and will trade with them. There is no need to send in your certificates to have a reference to the Rights added.

The Rights Agreement is designed to ensure the full and fair opportunity for all stockholders to make an informed decision with respect to the transactions contemplated by the Merger Agreement, and to mitigate the risk that a stockholder or group of stockholders accumulates an ownership position that results in a transfer of actual or de facto control without paying an appropriate control premium. The Rights Agreement will not prevent takeover bids or proxy contests, but it may discourage abusive and coercive tactics that are not in the interests of stockholders and will provide time for the Board to inform and engage with stockholders, and explore alternatives.

Sincerely,

Richard F. Dauch
President & Chief Executive Officer

Additional Information About the Acquisition and Where to Find It

Accuride filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) on October 17, 2016 for its special meeting of shareholders in connection with the proposed merger contemplated by the Agreement and Plan of Merger, dated September 2, 2016, by and among the Company, Armor Parent Corp. and Armor Merger Sub Corp. (such merger, the “proposed transaction” and such agreement, the “Merger Agreement”). The definitive proxy statement was mailed to shareholders of Accuride on or about October 17, 2016. The definitive proxy statement contains important information about the proposed transaction and related matters. INVESTORS OF ACCURIDE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ACCURIDE, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by Accuride with the SEC at the SEC’s website at www.sec.gov, at Accuride’s website at www.accuridecorp.com or by sending a written request to Accuride at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Accuride and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Accuride’s shareholders in connection with the proposed transaction is set forth in Accuride’s definitive proxy statement for its special shareholder meeting, which was filed on October 17, 2016. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction is set forth in the definitive proxy statement. Information relating to the foregoing can also be found in Accuride’s definitive proxy statement for its 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Accuride’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain shareholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, Accuride’s shareholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED STOCK

On October 9, 2016 the Board of Directors of Accuride Corporation (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.01 (the “Common Stock”), of the Company outstanding at the close of business on October 21, 2016 (the “Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01, (the “Series A Preferred”) of the Company at a price of $7.75 per one one-hundredth of a share of Series A Preferred, subject to certain anti-dilution adjustments (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 10, 2016, as the same may be amended from time to time (the “Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the close of business on the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Stock (including certain synthetic equity positions created by derivative securities, which are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the synthetic equity position, to the extent actual shares of Common Stock are directly or indirectly beneficially owned by a counterparty to the synthetic equity position) (an “Acquiring Person”) or (ii) the close of business on the tenth (10th) business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry, in either case together with a copy of this Summary of Rights. The Agreement provides that any person who beneficially owned 20% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Agreement, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Agreement unless the Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own 20% or more of the Common Stock then outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Agreement.

The Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Agreement by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) the close of business on March 31, 2017 and (ii) immediately prior to the consummation of the merger contemplated by that certain Agreement and Plan of Merger Agreement, dated September 2, 2016 (the “Merger Agreement”), by and among the Company, Armor Parent Corp., a Delaware corporation, and Armor Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent, subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated.

Each share of Series A Preferred purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 100 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series A Preferred will have 100 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred will be entitled to receive 100 times the amount received per share of Common Stock. Series A Preferred will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Series A Preferred’s dividend, liquidation and voting rights, the value of one one-hundredth of a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of Series A Preferred or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series A Preferred, (ii) upon the grant to holders of the Series A Preferred of certain rights or warrants to subscribe for or purchase Series A Preferred or convertible securities at less than the current market price of the Series A Preferred or (iii) upon the distribution to holders of the Series A Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Series A Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

If a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a Person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

A “Qualifying Offer” is a fully financed all-cash tender offer or an exchange offer for common stock of the offerer, or a combination thereof, in each case for all of the outstanding shares of Common Stock at the same per-share consideration, that is determined to have the following characteristics, among other things: (a) commenced under the rules of the Securities and Exchange Commission; (b) meets certain price requirements; (c) if it is an exchange offer, permits due diligence of the offeror by the Company’s representatives and after such due diligence an investment banking firm issues an opinion stating that the offer is fair from a financial point of view; (d) does not require due diligence of the Company; (e) will remain open at least 120 business days and longer if there is any increase in the consideration offered or if any bona fide alternative offer is commenced; (f) conditioned on the tender of at least a majority of the outstanding shares of Common Stock not held by the offeror; (g) the offeror has committed to consummate a second step transaction to acquire, at the same consideration, any shares not tendered; (h) may not be amended in a way adverse to a tendering stockholder; (i) certain facts and representations are certified by the offeror and the offeror’s Chief Executive Officer and Chief Financial Officer and (j) if it is an exchange offer, the offeror’s common stock meets certain requirements. Fully-financed means that the offeror has sufficient funds for the offer and related expenses, which shall be evidenced as indicated in the Agreement.

In the event that the Company receives a Qualifying Offer, the right to exercise the Rights with respect to the Qualifying Offer may be terminated by way of stockholder action taken at a special meeting of the stockholders called by the Board of Directors for the purpose of voting on a resolution exempting the Qualifying Offer from the provisions of the Agreement (the “Qualifying Offer Resolution”). The holders of record of at least ten percent (10%) or more of the shares of Common Stock then outstanding (excluding shares of Common Stock that are beneficially owned by the person making the Qualifying Offer) may submit to the Board of Directors a written demand requesting that the Board of Directors call such a special meeting of the stockholders. The special meeting may be requested not earlier than seventy (70) nor later than ninety (90) business days following the commencement of a Qualifying Offer. The special meeting shall be convened within ninety (90) business days following the Board of Director’s receipt of a request for such special meeting that is proper and timely pursuant to the Agreement. If, at such special meeting, holders of a majority of the voting power of the shares of Common Stock outstanding as of the record date for the special meeting selected by the Board and present or represented by proxy at the special meeting and entitled to vote thereon vote in favor of exempting the Rights, then the Qualifying Offer shall be deemed exempt from the Agreement so long as it remains a Qualifying Offer, such exemption to be effective on the close of business on (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the special meeting are certified as official by the appointed inspectors of election for the special meeting, as the case may be. Upon the effective date of the exemption of the Rights, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series A Preferred or Common Stock will be issued (other than fractions of Series A Preferred which are integral multiples of one one-hundredth of a share of Series A Preferred, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Series A Preferred or Common Stock on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Agreement may be amended by the Board of Directors, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.